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                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The Dial Corporation on Form S-3 of our report dated January 29, 1999, appearing in the Annual Report on Form 10-K of The Dial Corporation for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


DELOITTE & TOUCHE LLP


Phoenix, Arizona
December 17, 1999